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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT
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     This Consulting Agreement ("Agreement") is entered into as of April 26,
1996, by and between Santa Anita Realty Enterprises, Inc., a Delaware corporation ("Company"), and Christopher T. Stirling ("Consultant").

                                    RECITALS
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     A.  Company desires to retain Consultant, solely on the terms and conditions contained herein, to perform certain consulting services for Company.

     B. Consultant desires to provide his services as a consultant to Company solely on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and conditions hereinafter set forth, Company and Consultant agree as follows:

     1.  Retention as Consultant.  Consultant is hereby retained by Company as a
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consultant to Company.  During the term of this Agreement, Consultant shall make himself available to the officers of Company for general consultation and shall perform such specific consulting services as Company may request concerning general business matters of Company. In performing the duties required hereunder, Consultant shall be an independent contractor and shall not be an employee or agent of Company. Consultant shall have no right or authority to bind or contract for Company, and except as otherwise approved by Company, Company shall not be responsible for any debts or obligations incurred by Consultant or any employee, agent or representative of Consultant in the performance of this Agreement.

     2.  Term of Agreement.  The term of this Agreement shall commence on July
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1, 1996 and shall terminate on December 31, 1996, provided, however, that this
Agreement shall terminate prior to December 31, 1996 in the event Consultant accepts full-time employment with another entity, in which case this Agreement shall terminate effective with such acceptance of employment.

     3.  Compensation.  For the services to be rendered hereunder, Company shall
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pay to Consultant $10,000 per calendar month, payable in arrears on the 25th day
of each month, with the first payment due July 25, 1996.    During the term of
this Agreement, Company shall also provide for Consultant's full-time use, a Company automobile. In the event this Agreement is terminated prior to the last day of a calendar month, compensation and reimbursement due

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to Consultant shall be prorated for the portion of the month in which this
Agreement was in effect.

     4.  Confidentiality.  Company has in the past supplied, while Consultant
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was employed by Company, and may in the future supply to Consultant during the term of this Agreement certain trade secrets and confidential information. Consultant agrees to limit his use of such material to what is necessary to perform the services under this Agreement and to abide by any restrictions imposed by Company on the use of such material. Consultant shall not, directly or indirectly, communicate, divulge, disclose, reveal, report, publish or transfer, to any person or entity, or use to the detriment of Company or use for the benefit of Consultant or any other person or entity, or misuse in any way, any confidential information or trade secrets of Company, without the prior written consent of an officer of the Company. Consultant shall take such precautions as shall be reasonably calculated to keep strictly confidential such confidential information and trade secrets and to prevent the unauthorized disclosure thereof. Consultant further agrees that upon termination of this Agreement for any reason, Consultant shall return such confidential information and trade secrets and any copies thereof to Company. After termination of this Agreement, Consultant shall not utilize or divulge in any way such confidential information and trade secrets. Consultant's obligations under this Section 4 shall continue beyond the expiration or termination of this Agreement.

     5.  Modification of Agreement.  No waiver or modification of this Agreement
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or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. Failure of either party to exercise or otherwise act with respect to any of its rights hereunder in the event of a breach of any of the terms or conditions hereof by the other party shall not be construed as a waiver of such breach, nor prevent such party from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

     6.  Notice.  Any notice or other communication required or permitted
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hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified mail, return receipt requested, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or two (2)

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days after deposit in the U.S. mail when sent by certified mail, return receipt requested, as follows:

     If to Company to:  Santa Anita Realty Enterprises, Inc.
                        301 West Huntington Drive, Suite 405
                        Arcadia, California 91007
                        Attention: Brian L. Fleming
                        Facsimile: 818/574-0634

     If to
     Consultant to:     Christopher T. Stirling
                        2794 Fleur Drive
                        San Marino, California  91108

or to such other addresses or persons as to which or whom the parties hereto give written notice in accordance with this Paragraph 6.

     7.   Choice of Law.  This Agreement shall be governed by and construed and
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interpreted according to the laws of the State of California.

     8.   Assignment.  This Agreement is personal as to Consultant and therefore
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the rights and obligations of Consultant under this Agreement shall not be assigned or transferred by Consultant.

     9.   Counterparts.  This Agreement may be executed in several counterparts
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and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     10.  Integration; Construction.  This Agreement shall comprise the complete
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and integrated agreement of Company and Consultant and shall supersede all prior agreements, written or oral, on the subject matter hereof. This Agreement has been drafted with the joint participation of Company and Consultant and shall be construed to be neither against nor in favor of Company or Consultant in accordance with the fair meaning thereof.

     11.  Attorneys' Fees.  In the event that either party shall bring an action
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in connection with the performance, breach, or interpretation hereof, then the prevailing party in such action as determined by the court having jurisdiction, shall be entitled to recover from the losing party in such action as determined by the court having jurisdiction, all reasonable costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation and other costs reasonably related to such litigation, in such amount as may be determined in the discretion of the court having jurisdiction.

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     12.  Successors.  The rights and obligations of Company hereunder shall
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inure to the benefit of and be binding upon its successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

                                       "Company"

                                       Santa Anita Realty Enterprises, Inc.

                                       By:               /s/
                                          ---------------------------------
                                          William C. Baker
                                          Chief Executive Officer


                                      "Consultant"

                                                         /s/
                                      -------------------------------------
                                          Christopher T. Stirling

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